UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2021

Janux Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40475	82-2289112
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11099 N. Torrey Pines Road, Suite 290
La Jolla, California		92037
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 750-4700

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	JANX	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

On August 25, 2021, Janux Therapeutics, Inc. (the “Company”) entered into a lease agreement (the “Lease”) with UTC Properties LLC (“Landlord”) for the lease of approximately 7,432 square feet of rentable area of the building located at 10590 West Ocean Air Drive, San Diego, California 92130 (the “Premises”).  The commencement date of the Lease is expected to occur on October 1, 2021. The Company expects to use the Premises for general office use in addition to the Company’s current principal executive offices located at 11099 N. Torrey Pines Road, La Jolla, California 92037. The term of the Lease is 13 months.  The base rent payable by the Company under the Lease will be approximately $21,924 per month for the first year of the Lease term, with full abatement of the base rent for the second month of the Lease term, which amount will increase to approximately $22,890 for the 13th month of the Lease term.

The foregoing description of the Lease does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Lease. The Company intends to file a copy of the Lease with the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2021.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JANUX THERAPEUTICS, INC.

Dated:	August 27, 2021	By:	/s/ David Campbell, Ph.D.
David Campbell, Ph.D. President and Chief Executive Officer